UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 22, 2025

Unicoin Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56276	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 World Trade Center, 85th Floor New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (844) 384-5069

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share;	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 19, 2025, Unicoin Inc. (“Unicoin” or the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Diamond Lake Minerals, Inc. (“DLMI”) and certain shareholders of DLMI, as previously disclosed in a Form 8-K filed with the Securities and Exchange Commission on June 20, 2025. Subsequently, the parties executed a First Amendment to the Exchange Agreement to extend the closing deadline to July 16, 2025. The transaction did not close by that date. The Company is currently in the process of finalizing a Second Amendment to the Exchange Agreement. The Second Amendment, once executed, is expected to further extend the closing deadline and to expressly reinstate, ratify, and reaffirm in full the terms and conditions of the Exchange Agreement and the First Amendment. The Second Amendment is currently pending execution, and upon signing, the Company intends to file a Form 8-K under Item 1.01 and include the fully executed amendment as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICOIN INC.

By:	/s/ Eduardo Serrano
Name:	Eduardo Serrano
Title:	Senior Vice President and Legal Counsel

Dated: July 22, 2025

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